Exhibit 10.1

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (“Third Amendment”) is made the 11th day of December, 2017 by and between Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and Anthony M. Sanfilippo, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Employment Agreement on August 18, 2014 (the “Original Agreement”), which was amended by the First Amendment to Employment Agreement on December 16, 2014 and the Second Amendment to Employment Agreement on December 21, 2015 (collectively, with the Original Agreement, the “Employment Agreement”).

The Company and Executive desire to amend the Employment Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENT

1. Effective as of January 1, 2018, Article 3, Section 3.1 of the Employment Agreement (Base Salary) is hereby deleted in its entirety and replaced with the following new Article 3, Section 3.1:

“3.1 Base Salary. In consideration for Executive’s services hereunder, the Company shall pay Executive an annual base salary at the rate of One Million Five Hundred Thousand Dollars ($1,500,000) per year effective as of January 1, 2018 through the end of the Term, subject to increase at the discretion of the Compensation Committee of the Board (the “Committee”), payable in accordance with the Company’s regular payroll schedule from time to time (less any deductions required for Social Security, state, federal and local withholding taxes, and any other authorized or mandated similar withholdings). Executive shall not receive any compensation for services as a member of the Board.”

2. Except as modified herein, all other terms of the Employment Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Employment Agreement and this Third Amendment, the terms of this Third Amendment shall apply. No modification may be made to the Employment Agreement or this Third Amendment except in writing and signed by both the Company and Executive.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

EXECUTIVE	PINNACLE ENTERTAINMENT, INC.

/s/ Anthony M. Sanfilippo	By:	/s/ Donna S. Negrotto
Anthony M. Sanfilippo		Donna S. Negrotto, Executive Vice President,
General Counsel and Secretary